                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.


Date:  May 15, 2006                           /s/ William C. Ulland
                                              ----------------------------------
                                              William C. Ulland
                                              Chairman, Chief Executive Officer,
                                              and President


Date:  May 15, 2006                           /s/ Jon Gerlach
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                                              Jon Gerlach
                                              Chief Financial Officer,
                                              and Vice President of Finance